EXHIBIT 10.9
RAmendment to Performance Share Award Agreements
Under the Ingredion Incorporated Stock Incentive Plan

This Amendment to Award Agreements (this “Amendment”), entered into by Ingredion Incorporated (the “Company”) as of February 15, 2023, sets forth the terms pursuant to which the outstanding awards listed on Schedule A (the “Outstanding Awards”) granted to [NAME] (the “Participant”) under the Company’s Stock Incentive Plan (the “Plan”) are hereby amended. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1.Section 7 of the Outstanding Awards is amended by deleting said section in its entirety and replacing said section with the following:

“Dividend Equivalent Rights. During the remainder of the Performance Period occurring on and after January 1, 2023 (the “Covered Period”), the Participant (or his or her legal representative) shall be entitled to receive dividend equivalents related to the Performance Shares equal in amount to the dividends declared during the Covered Period and prior to the settlement of the Performance Shares. Dividend equivalent amounts shall be payable with respect to the number of Performance Shares that vest pursuant to the terms of this Agreement and shall be paid or distributed in cash at the same time the Shares underlying vested Performance Shares are distributed to the Participant in accordance with this Agreement. For the avoidance of doubt, (a) dividend equivalent rights are subject to analogous forfeiture restrictions, transferability limitations and tax withholding requirements that apply to the Performance Shares under Sections 6, 9, and 10 hereunder, respectively, and (b) in no event shall any dividend equivalent rights apply with respect to dividends declared prior to the Covered Period.”

2.Entire Agreement; Counterparts. Except as modified herein, the Outstanding Awards shall remain in full force and effect. In the event of any conflict between this Amendment and the Outstanding Awards, this Amendment shall govern. This Amendment, the Plan and the applicable Outstanding Award constitute the entire agreement between the Participant and the Company regarding the terms and conditions of such Outstanding Award. This Amendment supersedes all prior negotiations, representations or agreements between the Participant and the Company, whether written or oral, concerning the modifications of the Outstanding Awards set forth herein.

IN WITNESS WHEREOF, the Company has executed this Amendment as of the date first written above.

Ingredion Incorporated.

By:________________________________
Name:     Julie Quinn
Title: Vice President, Total Rewards

If you disagree with any of the terms of this Amendment or choose not to accept this Amendment, please contact Julie Quinn at julie.quinn@ingredion.com within 15 days of February 17, 2023. Otherwise, you will be deemed to have accepted this Amendment under the terms and conditions set forth in this Amendment, the Outstanding Awards and the Plan.

Amendment to Performance Share Award Agreements
Under the Ingredion Incorporated Stock Incentive Plan

Schedule A
Outstanding Awards

Award Number	Grant Date	Target # of Performance Shares Granted
*	*	*
*	*	*